Exhibit 10.1

                           JOINT COOPERATION AGREEMENT
                           FOR FIELD EMISSION DISPLAYS


             This Agreement is entered into as of June 11, 2001 by and between COPYTELE, INC., existing under the laws of the State of Delaware, and having a principal place of business office at 900 Walt Whitman Road, Melville, NY 11747, USA (hereafter referred to as "CopyTele "), and FUTABA CORPORATION, existing under the laws of Japan, and having its registered office at 629 Oshiba, Mobara, Chiba 297-8588, Japan (hereafter referred to as "Futaba"), each of which is sometimes referred to herein as a "Party" or collectively, as the "Parties."


WHEREAS, CopyTele has developed and patented technology for full color field emission displays using edge emission technology. Futaba desires commercialization of FED's. CopyTele and Futaba desire to jointly develop, produce and commercialize a full color FED Module utilizing edge emission technology.


NOW, THEREFORE, in consideration of the mutual agreements contained herein, the parties hereto agree as follows:


1       DEFINITIONS

1.1 "Background Patents" shall mean any and all patents and patent applications in any country of the world owned by either Party or Volga, other than Program Patents, and having a first filing date or priority date before the effective date of this Agreement that relate to FED technology. CopyTele's and Volga's Background Patents (including patent application) shall be set forth in Attachment 5.

1.2 "Background Technology" shall mean either Party's or Volga's technical information and know how existing on the Effective Date relating to FED technology.

1.3 "Program Patents" shall mean any patents or patent applications based on inventions, ideas or designs made by each Party or the Parties (in association with or without Associates) in pursuit of the Milestones.

1.4 "Program Technology" shall mean any technical information and know how developed by or on behalf of each Party or the Parties (in association with or without Associates) in pursuit of the Milestones.

1.5 "Milestones" shall mean the development program to be achieved in this Agreement specifying steps for the target and time schedule agreed by the Parties set forth in Attachment 2.

1.6 "Specification" shall mean the specification of a full color FED set forth in Attachment 1.

1.7 "Affiliate" shall mean a company over 50% of whose voting equity is owned directly or indirectly by a Party.

1.8 "Associate" shall mean a company or an organization that supports a Party and is set forth in Attachment 4. If a Party wishes to add an


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        Associate related to this Agreement, the Party shall inform it to the other Party with written notice.

1.9 "Volga" shall mean one of the Associates of Copytele named "Volga Svet Limited" in Saratov, Russia.

1.10 "FED" shall mean a field emission display utilizing edge emission technology.

1.11 "Module" shall mean the display device, including (a) FED, (b) the attached associated driver circuits and (c) controller circuits.

1.12 "Product" shall mean a Module produced on the basis of the Background Patents, Background Technology, Program Patents or Program Technology referred to in this Agreement.

1.13 "Effective Date" means the later date of either CopyTele's duly authorized representative signature or Futaba's duly authorized representative signature after every necessary approval or permission, including, without limitation, the approval of Futaba's board of directors and any required permission of the Japanese Government has been obtained.

2       DEVELOPMENT

2.1 The Parties shall develop the Module set forth in Attachment 1 in accordance with the Milestones.

2.2 In no case shall CopyTele perform a similar development jointly with other Asian companies having their principal place of business in the Democratic People's of Republic of Korea, the Republic of Korea, Taiwan, the People's Republic of China, or Japan for the period set forth in
        Article 3 hereof (except companies that already have a license from CopyTele before the Effective Date of this Agreement).

2.3     The Parties shall carry out the Milestones set forth in Attachment 2.

3       DEVELOPMENT TERM

The Development Term and the Target shall be as below.

Phase I    - Term is one year starting on the Effective Date.

           - Target is five (5) inch full color Module.

Phase II   - Term is one year starting on the date of completing Phase I.

           - Target shall be as agreed in the last quarter of Phase I

Phase III  - Term is one year starting on the date of completing Phase++U

           - Target shall be as agreed in the last quarter of Phase II

The Parties shall confirm completion of the Specifications in each Phase. If the Specifications have not been met for a Phase, the Parties shall mutually discuss further development or other options before entering the next Phase. The Target, Specifications, Milestones and compensation for the next Phase shall be decided by mutual agreement before proceeding to Phase II and to Phase III if the Parties agree to enter to Phase II and to Phase III.


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4       DEVELOPMENT SHARE

4.1 CopyTele is in charge of developing process and prototypes in accordance with Specifications. Futaba is in charge of commercialization and mass production if Futaba considers it commercially viable.

4.2 Futaba is in charge of reproducing prototypes in accordance with the prototypes supplied by CopyTele and the assistance of CopyTele.

5       DEVELOPMENT CONSIGNMENT

Neither party shall consign any part of the development under Article 3, 4 and 5 to the third parties, excluding Affiliates, Associates and Volga.

6       COMPENSATION

6.1 Futaba shall pay to CopyTele the compensation for the development in Phase I set forth in Attachment 3 within 30 days from the Effective Date.

6.2 The Parties shall negotiate within six (6) months from the Effective Date of this Agreement in partial compensation payable by Futaba for particular CopyTele and Volga Background Technology.

6.3     All payments under this Agreement shall be in U.S. dollars.

6.4 In cases where Futaba is required to withhold taxes, duties or governmental fees for which CopyTele is liable, Futaba may deduct such amount, provided that Futaba gives CopyTele official receipts for such payments, so that CopyTele may claim credit for such foreign taxes on its United States federal tax return, and cooperates with CopyTele as necessary to apply for exemptions from such tax or minimize such tax.

7       DEVELOPMENT PLACE

The main place of the development work shall be at the facilities of CopyTele and its Associates including Volga. The place of reproducing the prototypes shall be at the facilities of Futaba.

8       TECHNICAL VISITS

8.1 Either Party may send its engineers at its expense to the development place of the other Party, with mutual consent, to ensure technology transfer.

8.2 Either Party may request engineers of the other Party to visit its development place, with mutual consent, to ensure technology transfer. The requesting Party shall reimburse the other Party for the reasonable travel and lodging expenses of requested engineers.

9       INFORMATION EXCHANGE

9.1 CopyTele shall record every progress and achievement of the Milestones and deliver to Futaba full and true reports of its record within one (1) week after every calendar month period commencing from the Effective Date of this Agreement.

9.2     CopyTele shall also deliver to Futaba information and materials


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        necessary for reproducing, producing and testing each Product resulting from the Milestones.

9.3 CopyTele shall warrant that no information and delivered material will violate the laws and regulations of the U.S.

9.4 The Parties shall have meetings to exchange information related to this Agreement if both Parties agree.

10      INTELLECTUAL PROPERTY

10.1 The Parties shall jointly own the intellectual property of Program Technology, including know-how, unpatented and proprietary economic, scientific and technical information, data, trade secrets, materials, developments, discoveries, technology, processes, methods, protocols and products.

10.2    Each Party may use the Program Patents pursuant to paragraph 14.3.

11      PATENT APPLICATIONS ON JOINT INVENTIONS

11.1 During the term of this Agreement, the Parties shall jointly apply for Program Patents on joint inventions, ideas and designs made in pursuit of the Milestones (hereafter collectively referred to as "Inventions") in any country in consideration of necessity with mutual agreement and equally bear the costs and fees incurred for each such patent application.

11.2 In case either Party decides not to apply for, or continue to prosecute a patent application on a joint invention in a given country and submits written notice to the other Party, then the other Party may apply for a sole patent application in such country at its own expense, and the first Party will assign such invention and the patent application in such country to the Party seeking the patent. The assigning Party shall have a non-exclusive license under any such assigned patent application and any patent issuing. The royalty rate shall be negotiated in good faith by the Parties.

11.3 The Parties shall cause their employee-inventors to execute appropriate documents and assignments necessary to effectuate the terms of this paragraph.

12      INTELLECTUAL PROPERTY INDEMNIFICATION

12.1 To the best of CopyTele's knowledge, the use of its Background Technology and Background Patents to make the Phase I Module will not infringe any valid patent of any third party. Copytele has received an oral opinion from its patent counsel that such Module will not infringe the intellectual property of any third party. Copytele will receive a patent counsel's written expert opinion and will furnish a copy thereof to Futaba, which will accompany this Agreement. The Parties shall discuss this matter on documents for confirmation of non-infringement of third party's intellectual property.

12.2 In case of infringement of the third party's intellectual property, the Parties shall negotiate and consider taking any action including replacing and modifying Specifications and termination of this Agreement. Each party shall have the sole right and obligation to use its business judgment in deciding how best to defend its Background Patents at its own expense if the third party claims and sues.


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12.3    Each Party shall notify the other Party of any suspected infringement of
        Program Patents and Program Technology by a third party. The Parties shall negotiate and consider taking any action against the third party.

12.4 Each Party shall notify the other Party of any suspected infringement by Program Patents and Program Technology of a third party's intellectual property. The Parties shall negotiate and consider taking any action.

13      PRODUCTION AND SALES

The production and sales of Products shall be subject to the following paragraphs until the last patent among Background Patents and Program Patents expires.

13.1    The Parties shall have the exclusive right to produce Products.

13.2 The Parties may entrust the production of Products to Affiliates and Volga, provided that Affiliates and Volga shall not entrust it to any other party.

13.3    Futaba shall have a sales right exclusively worldwide, excluding Russia.

13.4 Notwithstanding 13.1, Volga shall have the right to produce and/or sell the Products in Russia.

14      LICENSE

14.1 Futaba shall grant to CopyTele, a non-exclusive, irrevocable and worldwide license of its Background Patents and Background Technology which may be lawfully licensed pursuant to the terms of this Section 14.

14.2 CopyTele shall grant to Futaba a non-exclusive, irrevocable and worldwide license of Background Patents and Background Technology upon payment by Futaba to Copytele of the amounts referenced by Paragraph 6.2.

14.3 Each Party hereby grants and agrees to grant a non-exclusive, irrevocable and worldwide license of Program Patents and Program Technology to the other Party.

14.4 Neither Party shall license the intellectual property set forth in paragraph 10.1 to a third party, excluding Affiliates and Volga, without the written consent of the other Party.

15      ROYALTY

The Parties shall negotiate rates for running royalties (to be paid quarterly) for the licenses with Background Patents and Program Patents under Article 14 in favor of the products resulting from each Phase by the completion of the respective Phase, but failing agreement by both Parties, such licenses shall not become effective for the products resulting from such Phase until such royalty rate is agreed upon.

16      CONFIDENTIALITY

16.1 The Parties agree not to disclose to third parties the other Party's confidential information which was acquired in pursuit of the Milestones.

16.2 Notwithstanding the foregoing, either Party may disclose under its responsibility the confidential information to its Affiliate, Volga and


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        Associates, for the purpose and subject to the conditions and limitations set forth herein with written notice.

16.3 CopyTele shall be allowed to make any necessary announcement or reporting required by the Securities and Exchange Commission (SEC) or any stock exchange as a public company in the United States. However, CopyTele shall notify Futaba in advance of the contents of the announcement or the reporting.

16.4    The obligations of this Article 16 shall not apply to information:

        - after it becomes freely available to the general public without fault of the Party wishing to disclose it; or

        - that is lawfully made available to the Party wishing to disclose it without obligation of confidentiality by a third party not under an obligation of confidence to the other Party hereto; or

        - that the Party wishing to disclose can show its developed independently of the development program of this Agreement, and without reference to the other Party's Background Technology or the Program Technology.

17      TERM

This Agreement shall take effect on the Effective Date hereof, and remain in full force for a period of three (3) years from the Effective Date, unless sooner terminated in accordance with the term of this Agreement.

18      TERMINATION

This Agreement may be terminated under the following circumstances:

18.1 If a Party breaches any of its material obligations under this Agreement, the non-breaching Party shall have the right to give written notice of such breach to the breaching Party, and, if the breaching Party does not cure such breach within 30 days from the date of such notice, the non-breaching Party shall have the right to terminate this Agreement forthwith by a further written notice.

18.2 In the event of the bankruptcy, insolvency or voluntary dissolution of either Party the non-defaulting Party may terminate this Agreement immediately upon written notice to the defaulting Party.

18.3 If a Party is merged with or acquired by a third party, the other Party may terminate this Agreement upon written notice.

18.4 If either Party disagrees to enter the Phase II or Phase III, such Party may terminate this Agreement upon written notice to the other Party.


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19      EFFECT OF TERMINATION

19.1 Unless terminated pursuant to paragraph 18.1, the license in Article 14 shall survive until the expiration of the last to expire of any patent licensed hereunder.

19.2 If ownership of patent is assigned by operation of law to the third party pursuant to paragraph 18.2 or 18.3, the Assignee shall have the rights and obligations of the Assignee under this Agreement.

19.3 Notwithstanding Article18, the provisions of Article 16 shall survive for five (5) years after the termination of this Agreement and the provision of Article 14.3 and Article 15 shall survive until the expiration of the last to expire of any patent licensed hereunder.

20      GENERAL

20.1 This Agreement (including Attachments) constitutes the entire agreement between the Parties hereto as to the subject matter hereof, and expressly supercedes all prior to contemporaneous agreements, written or oral, as to such subject matter including Memorandum of Understanding dated April 27, 2001. No addition to or modification of this Agreement shall be effective unless in writing signed by an authorized representative of each of the Parties hereto. This Agreement shall be governed by and shall be construed and enforced in accordance with the substantive laws of state of New York. Any provision of this Agreement which shall prove to be invalid, void, or illegal shall in no way affect, impair or invalidate any other provision hereof, and such remaining provisions shall remain in full force and effect. Each party shall ensure compliance with laws and regulations in each country and shall be responsible for law procedures by each government (including Antitrust Law).

20.2 Arbitration: All disputes arising out of, or in connection with, this Agreement shall be settled through friendly consultations between both Parties. In case no settlement can be reached through consultations within one (1) month following written notice of a dispute given by either Party, the dispute shall be finally settled through arbitration in New York, New York before a single arbitrator in accordance with the Rules of Arbitration of the International Chamber of Commerce. The arbitration shall be conducted in the English language. The arbitration award shall be final and binding on the Parties and the Parties agree to be bound thereby and act accordingly.

20.3 CopyTele represents and warrants that Associates set forth in Attachment 4 shall have all requisite power and authority to perform their obligations hereunder and abide by the stipulations of this Agreement.


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IN WITNESS WHEREOF, Futaba and CopyTele have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.


COPYTELE, INC.                          FUTABA CORPORATION

By: /s/ Denis A. Krusos                 By: /s/ Hiroaki Kawasaki
    ----------------------------            ---------------------------------
    Denis A. Krusos                         Hiroaki Kawasaki
    Chairman of the Board                   Director, General Manager


Title: Chief Executive Officer          Title: Product Development Center
       -------------------------               --------------------------

Date: June 11, 2001                     Date: June 13, 2001







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